                                                                     EXHIBIT 3.2


                                     BYLAWS

                          for the regulation, except as
                        otherwise provided by statute or
            the Articles of Incorporation, as amended or restated, of

                             BARRY'S JEWELERS, INC.
                            a California corporation

                                TABLE OF CONTENTS

Section    Title                                                  Page
-------    -----                                                  ----
           ARTICLE I. GENERAL PROVISIONS

1.01       Principal Executive Office                               1
1.02       Number of Directors                                      1

           ARTICLE II. SHARES AND SHAREHOLDERS

2.01       Meetings of Shareholders                                 1

           (a)   Place of Meetings                                  1
           (b)   Annual Meetings                                    1
           (c)   Special Meetings                                   2
           (d)   Notice of Meetings                                 2
           (e)   Manner of Bringing Business
                 Before Meeting                                     3
           (f)   Adjourned Meeting and Notice
                 Thereof                                            4
           (g)   Waiver of Notice                                   4
           (h)   Quorum                                             4

2.02       Organization and Conduct of Meeting                      5

           (a) Chairman of the Meeting                              5
           (b) Right to Attend                                      6

2.03       Voting of Shares                                         6

           (a) In General                                           6
           (b) Cumulative Voting                                    6
           (c) Voting by Ballot                                     6

2.04       Proxies                                                  6
2.05       Inspectors of Election                                   7

           (a) Appointment                                          7
           (b) Duties                                               7

2.06       Record Date                                              8
2.07       Informalities and Irregularities                         8

Section    Title                                                  Page
-------    -----                                                  ----
2.08       Share Certificates                                       9

           (a) In General                                           9
           (b) Two or More Classes or Series                        9
           (c) Special Restrictions                                 9


2.09       Transfer of Certificates                                10
2.10       Lost Certificates                                       10


           ARTICLE III. DIRECTORS

3.01       Powers                                                  10
3.02       Committees of the Board                                 11
3.03       Election and Term of Office                             11
3.04       Vacancies                                               11
3.05       Removal                                                 12
3.06       Resignation                                             12
3.07       Meetings of the Board of Directors and
           Committees                                              12
           (a)  Regular Meetings                                   12
           (b)  Organization Meeting                               12
           (c)  Special Meetings                                   12
           (d)  Notices; Waivers                                   13
           (e)  Adjournment                                        13
           (f)  Place of Meeting                                   13
           (g)  Presence by Conference Telephone
                Call                                               13
           (h)  Quorum and Voting                                  13

3.08       Action Without Meeting                                  14
3.09       Committee Meetings                                      14


           ARTICLE IV. OFFICERS

4.01       Officers                                                14
4.02       Elections                                               14
4.03       Other officers                                          14
4.04       Removal                                                 14
4.05       Resignation                                             14
4.06       Vacancies                                               15
4.07       Chairman of the Board                                   15
4.08       President                                               15
4.09       Vice President                                          15
4.10       Secretary                                               16
4.11       Chief Financial officer                                 16

Section    Title                                                  Page
-------    -----                                                  ----
4.12       Treasurer                                               16


           ARTICLE V. MISCELLANEOUS

5.01       Records and Reports                                     16

           (a) Books of Account and Proceedings                    16
           (b) Annual Report                                       17
           (c) Shareholders Requests for
               Financial Reports                                   17

5.02       Rights of Inspection                                    17
           (a) By Shareholders                                     17
               (1) Record of Shareholders                          17
               (2) Corporate Records                               15
               (3) Bylaws                                          18
           (b) By Directors                                        18
5.03       Checks, Drafts, Etc                                     18
5.04       Representation of Shares of Other
           corporations                                            15
5.05       Indemnification and Insurance                           19
           (a) Right to Indemnification                            19
           (b) Right of Claimant to Bring Suit                     19
           (c) Non-Exclusivity of Rights                           20
           (d) Insurance                                           20

           (e) Indemnification of Employees and
               Agents of the Corporation                           21
5.06       Employee Stock Purchase Plans                           21
5.07       Construction and Definitions                            21


ARTICLE VI.  AMENDMENTS

6.01       Power of Shareholders                                   21
6.02       Power of Directors                                      22

                                     BYLAWS

                for the regulation, except as otherwise provided
                  by statute or the Articles of Incorporation,
                      as amended or restated (the "Articles
                             of Incorporation"), of

                             BARRY'S JEWELERS, INC.

                          ARTICLE I. GENERAL PROVISIONS


Section 1.01 Principal Executive Office. The principal executive office of the corporation shall be located at 111 West Lemon Avenue, Monrovia, California 90160. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices within or without the State of California.

Section 1.02 Number of Directors. The affairs of the corporation shall be managed by a Board of Directors consisting of seven (7) directors.

                       ARTICLE II. SHARES AND SHAREHOLDERS

Section 2.01 Meetings of Shareholders.

           (a) Place of Meetings. Meetings of shareholders shall be held at the principal executive office of the corporation or at any other location within or without the State of California designated by the Board of Directors. In the absence of a specific designation, shareholders' meetings shall be held at the principal executive office of the corporation.

           (b) Annual Meetings. An annual meeting of the shareholders of the corporation shall be held on the second Wednesday of each November commencing at 10:00 a.m. local time or on such other date and time as may be designated by the Board of Directors, in no case more than 15 months after (i) in the case of the first such meeting following the confirmation of the corporation's plan of reorganization in its case under chapter 11 of the United States Bankruptcy Code, the effective date of such plan, or (ii) in the case of each such meeting thereafter, the last preceding annual meeting, all in accordance with Section 600 of the California General Corporation Law. Should any day set for an annual meeting fall upon a legal holiday, the annual meeting of shareholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected and any other business properly brought before the meeting (as prescribed in subpart (e) of this Section 2.01) may be transacted.

           (c) Special Meetings. Special meetings of the shareholders may be held whenever and wherever (subject to subpart (a) of this Section 2.01) called by the Chairman of the Board, any two directors, the President of the corporation or upon the delivery of proper written request of the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof provided by the corporation to the shareholders and to such additional matters as the Chairman of such meeting may rule to be germane to such purposes.

                   For purposes of this section, proper request for the call of a special meeting shall be made by a written request (i) specifying the purposes for any special meeting requested and providing the information required by subpart (e) of this Section 2.01, (ii) delivered either in person or by registered or certified mail, return receipt requested, (iii) to the Chairman of the Board, or such other person as may be specifically authorized by law to receive such request. Within 20 days after receipt of proper written request, a special meeting shall be called by the corporation and notice given in the manner required by these Bylaws and the meeting shall be held at a time requested by the person or persons who requested the calling of the meeting, but not less than 35 days nor more than 60 days after receipt by the Chairman of the Board or such other person of such proper written request.

           (d) Notice of Meetings. Notice of any shareholders, meeting shall be given by the Board of Directors, on behalf of the corporation, not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of an annual meeting, those matters which the Board, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

                      If action is proposed to be taken at any meeting, which action is within Sections 310, 902, 1201, 1900 or 2007 of the General Corporation Law of the State of California, the notice shall also state the general nature of that proposal.

                   Notice of a shareholders' meeting shall be given either personally or by first-class mail, or other means of written communication, charges prepaid, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

           (e) Manner of Bringing Business Before Meeting. At any annual or special meeting of shareholders only such business (including nomination as a director) shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting (or any supplement thereto) given to shareholders who were such on the record date for such meeting by or at the direction of the Board of Directors pursuant to subpart (d) of this Section 2.01, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, selected as provided in Section 2.02(a) of this Article II, (3) specified in a written notice given by or on behalf of a shareholder who was such on the record date for such meeting and entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all of the following requirements. A notice referred to in clause (3) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the Company, addressed to the attention of the Secretary, not more than fifteen (15) days after the date of the initial notice referred to in clause (1) hereof, in the case of business to be brought before a special meeting of shareholders, and not less than thirty
(30) days prior to the anniversary date of the initial notice referred to in clause (1) hereof with respect to the previous year's annual meeting, in the case of business to be brought before an annual meeting of shareholders. Such notice referred to in clause (3) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting, if such date has been made available, or as of a date not later than thirty days prior to the anniversary date of the initial notice referred to in clause (1) hereof, if the record date has not been made available, (iv) if any item of such business involves a nomination for director, the name, age, address and business experience during the past five years of such nominee, (v) any material interest of such shareholder in the specified business, and (vi) whether or not such shareholder is a member of any group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, formed in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation. No business shall be brought before any meeting of the shareholders of the corporation otherwise than as provided in this Section.

                   The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

           (f) Adjourned Meeting and Notice Thereof. Any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting (in accordance with subpart (d) of this Section 2.01) shall be given to each shareholder of record entitled to vote at the meeting.

           (g) Waiver of Notice. The transaction of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or within fifteen (15) days after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of subpart (d) of this Section 2.01, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           (h) Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation of the corporation or these Bylaws, as applicable.

                   The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

Section 2.02 Organization and Conduct of Meeting.

           (a) Chairman of the Meeting. Each shareholders' meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the corporation will act as secretary of each shareholders' meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. Absent a showing of bad faith on his or her part, the Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of shareholders conducted under the auspices of the corporation after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

           (b) Right to Attend. Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting, and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any meeting of shareholders may be confined to (i) shareholders entitled to vote thereat and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution). A person otherwise entitled to attend any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.

Section 2.03 Voting of Shares.

           (a) In General. Except as otherwise provided in the Articles of Incorporation and subject to subpart (b) hereof, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.

           (b) Cumulative Voting. At any election of directors, every shareholder complying with this subpart (b) and entitled to vote may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. In any election of directors, the candidates receiving the highest number of affirmative votes up to the number of directors to be elected by such shares will be elected; votes against a director and votes withheld shall have no legal effect.

           (c) Voting by Ballot. Voting will be by ballot on any matter as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such matter; otherwise a voice vote will suffice.

Section 2.04 Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided herein or in the California General Corporation Law. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California General Corporation Law.

Section 2.05 Inspectors of Election.

           (a) Appointment. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

           (b) Duties. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 2.06 Record Date. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed:

                     (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                     (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                     (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

         Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the California General Corporation Law.

Section 2.07 Informalities and Irregularities.

         All informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting. Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if such objection is expressly made at the meeting.

Section 2.08 Share Certificates.

           (a) In General. The corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed in the name of the corporation by the Chairman or Vice Chairman of the board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, shall state the name of the record owner thereof and shall certify the number of shares and the class or series of shares represented thereby. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

           (b) Two or More Classes or Series. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

                     (1) A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof; or

                     (2) A summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or

                     (3) A statement setting forth the office or agency of the corporation from which shareholders may obtain upon request and without charge, a copy of the statement referred to in subparagraph (1).

           (c) Special Restrictions. There shall also appear on the certificate (unless stated or summarized under subparagraph (1) or (2) of subpart (b) above) the statements required by all of the following clauses to the extent applicable:

                     (1) The fact that the shares are subject to restrictions upon transfer.

                     (2) If the shares are assessable, a statement that they are assessable.

                     (3) If the shares are not fully paid, a statement of the total consideration to be paid therefor and the amount paid thereon.

                     (4) The fact that the shares are subject to a voting agreement or an irrevocable proxy or restrictions upon voting rights contractually imposed by the corporation.

                     (5) The fact that the shares are redeemable.

                     (6) The fact that the shares are convertible and the period for conversion.

Section 2.09 Transfer of Certificates. Where a certificate for shares is presented to the corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is not in violation of any federal or state securities laws; and (f) the transfer is in compliance with any and all applicable agreements governing the transfer of the shares.

Section 2.10 Lost Certificates. Where a certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the corporation a lost instrument affidavit and a sufficient indemnity bond, if so requested by the Board of Directors; and (c) satisfies any other reasonable requirements as may be imposed by the Board. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in the judgment in an action brought under Section 419(b) of the California General Corporation Law.

                             ARTICLE III. DIRECTORS

Section 3.01 Powers. Subject to the provisions of the California General Corporation Law and the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 30.2 Committees of the Board. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. Such committees may include, without limitation, an Audit Committee and a Compensation Committee. Except to the extent provided in the applicable resolution of the Board passed in accordance with subpart (h) of
Section 3.07 of the Bylaws, no such committee shall have any of the authority of the Board but, rather, shall act in an advisory capacity only; and, in any event, no such committee shall possess the Board's authority with respect to:

                     (1) The approval of any action which also requires, under the California General Corporation Law, shareholders' approval or approval of the outstanding shares;

                     (2) The filling of vacancies on the Board or in any committee.

                     (3) The fixing of compensation of the directors for serving on the Board or on any committee.

                     (4) The amendment or repeal of bylaws or the adoption of bylaws.

                     (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

                     (6) A distribution (within the meaning of the California General Corporation Law) to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

                     (7) The appointment of other committees of the Board or the members thereof.

Section 3.03 Election and Term of Office. The directors shall be elected only at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 3.04 Vacancies. Vacancies on the Board may be filled, except as otherwise provided in the Articles of

Incorporation, by resolution of the Board (i) passed by unanimous written consent or at a Board meeting if the number of directors signing such consent would constitute a quorum at a meeting or a quorum is established at such meeting and the vote meets the requirements of subpart (h) of Section 3.07 of the Bylaws, or (ii) passed by unanimous written consent of the remaining directors, if the number of directors remaining is insufficient to constitute a quorum. The shareholders may elect a director or directors to fill any vacancy or vacancies not filled by the directors.

         The Board of Directors shall have the power to declare vacant the office of a director who has been declared of unsound mind by an order of court, or convicted of a felony.

Section 3.05 Removal. Any or all of the directors may be removed without cause if such removal is approved by the vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

Section 3.06 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.07 Meetings of the Board of Directors and Committees.

           (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all members of the Board or in these bylaws.

           (b) Organization Meeting. Immediately following each annual meeting of shareholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

           (c) Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, by any Vice President, by the Secretary, or by any two directors.

           (d) Notices; Waivers. Special meetings shall be held upon forty-eight hours' notice by mail or telegram or twenty four hours notice delivered personally or by telephone. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           (e) Adjournment. One-half (1/2) of the authorized number of directors may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

           (f) Place of Meeting. Meetings of the Board may be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation.

           (g) Presence by Conference Telephone Call. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

           (h) Quorum and Voting. For the transaction of business and other actions by the Board, (i) a majority of the number of directors then specified pursuant to Section 1.02 hereof shall constitute a quorum, and (ii) except as otherwise expressly provided in these Bylaws, every act or decision done or made by greater than one-half (1/2) of the number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors; except that if an alternate quorum or majority is required by law or by the Articles of Incorporation and such alternate provisions expressly permit no change in the numerical requirements, such alternate provisions shall apply. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.08 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action, provided that the number of such directors consenting meets the minimum quorum requirement of subpart (h) of Section 3.07 of the Bylaws. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.09 Committee Meetings. The provisions of Sections 3.07 and 3.08 of these bylaws apply also to committees of the Board and action by such committees, mutatis mutandis.

                              ARTICLE IV. OFFICERS

Section 4.01 Officers. The officers of the corporation shall consist of a Chairman of the Board or a President, or both, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with Section 4.03 of these bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.02 Elections. All officers of the corporation, except such officers as may be otherwise appointed in accordance with Section 4.03, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

Section 4.03 Other Officers. The Board of Directors, the Chairman of the Board, or the President at their or his discretion, may appoint one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, or the President, as the case may be, may from time to time determine.

Section 4.04 Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 4.05 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the

President, or to the Secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 4.07 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and of shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. If there is no President, the Chairman of the Board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.08 below.

Section 4.08 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He may preside, in the absence of the Chairman of the Board, or if there be none, at meetings of the shareholders and of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.09 Vice President. In the absence of the President or in the event of the President's inability or refusal to act, the Senior Vice President or Vice President, or in the event there be more than one Senior Vice President or Vice President, the Senior Vice President or Vice President designated by the Board of Directors, or if no such designation is made, in order of their election, shall perform the duties of President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Senior Vice President or Vice President shall perform such other duties as from time to time may be assigned to such Senior Vice President or Vice President by the President or the Board of Directors.

Section 4.10 Secretary. The Secretary shall keep or cause to be kept the minutes of proceedings and record of shareholders, as provided for and in accordance with Section 5.01(a) of these Bylaws.

         The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 4.11 Chief Financial Officer. The Chief Financial officer shall have general supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

Section 4.12 Treasurer. The Treasurer shall keep or cause to be kept the books and records of account as provided for and in accordance with Section 5.01(a) of these Bylaws. The books of account shall at all reasonable times be open to inspection by any director.

         The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Chief Financial Officer, the Treasurer shall be deemed to be the Chief Financial Officer and shall have the powers and duties of such office as hereinabove set forth.

                            ARTICLE V. MISCELLANEOUS

Section 5.01 Records and Reports.

           (a) Books of Account and Proceedings. The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

           (b) Annual Report. An annual report to shareholders referred to in
Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

           (c) Shareholders' Requests for Financial Reports. If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements for that year required by
Section 1501(a) of the California General Corporation Law. Any shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of this corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period, and the corporation shall deliver or mail the statements to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder upon demand.

Section 5.02 Rights of Inspection.

           (a)       By Shareholders.

                     (1) Record of Shareholders. Any shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after demand is received or the date specified therein as the date as of which the list is to be compiled.

                             The record of shareholders shall also be open to
inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

                     (2) Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. This right of inspection shall also extend to the records of any subsidiary of the corporation.

                     (3) Bylaws. The corporation shall keep at its principal executive office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

           (b) By Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 5.03 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 5.04 Representation of Shares of other Corporations. The Chairman of the Board, if any, the President or any Vice President of this corporation, or any other person authorized to do so by the Chairman of the Board, the President or any Vice President, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 5.05 Indemnification and Insurance.

           (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of such Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. No amendment to or repeal of this Section 5.05 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

           (b) Right of Claimant to Bring Suit. If a claim for indemnity, advance or other payment under paragraph (a) of this Section is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (c) Non-Exclusivity of Rights. The rights conferred in this Section shall not be exclusive of any other right which any director, officer, employee or agent may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

           (d) Insurance. In furtherance and not in limitation of the powers conferred by statute:

                     (1) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California General Corporation Law; and

                     (2) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

           (e) Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 5.06 Employee Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

         A stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan.

Section 5.07 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                             ARTICLE VI. AMENDMENTS

Section 6.01 Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote.

Section 6.02 Power of Directors. Subject to the right of shareholders as provided Section 6.01 to adopt, amend or repeal any provision of these Bylaws, any such provision may be adopted, amended or repealed by the affirmative vote of the directors present at a meeting duly held at which a quorum is present or by the unanimous written consent of directors, provided that the number of directors signing such consent would constitute a quorum at a meeting. Notwithstanding the foregoing provision of this Section 6.02, no amendment or repeal of any provision of Section 2.01(c)-(e) (Special Meetings, Etc.), Section
2.02 (Organization and Conduct of Meeting), Section 3.07 (Meetings of the Board of Directors and Committees), Section 5.05 (Indemnification and Insurance), or this Section 6.02 shall be made by the Board of Directors unless the number of directors approving such amendment or repeal constitutes at least a majority of the number of directors then specified pursuant to Section 1.02 hereof.

THIS IS TO CERTIFY:

         That I am the duly elected, qualified and acting Secretary of Barry's Jewelers, Inc. and that the foregoing Bylaws were adopted as the Bylaws of said corporation as of the 30th day of June, 1992 as a result of the order of the United States Bankruptcy Court confirming the corporation's Plan of Reorganization in its case under chapter 11 of the United States Bankruptcy Code, in accordance with Section 1400(b) of the California General Corporation Law.

Dated as of June 30, 1992.


                                              /s/  GERSON I. FOX
                                              ----------------------------------
                                              Gerson I. Fox
                                              Secretary


                                      -24-